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                                                                    EXHIBIT 10.1

                           ANIXTER INTERNATIONAL INC.
                            2006 STOCK INCENTIVE PLAN


         1. PURPOSE AND EFFECTIVE DATE. The Compensation Committee of the Board of Directors of Anixter International Inc. (the "Company") has established this 2006 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the Company's stockholders at the 2006 Annual Meeting of Stockholders.

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors, such other Board committee as the Board may designate, or by the Board itself (the "Committee"). The Committee shall be comprised of at least two members of the Board who satisfy the "non-employee director" definition set forth in Rule 16b-3 under the Securities Exchange Act of 1934 and the "outside director" definition under Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

         3. SHARES SUBJECT TO PLAN.

         (a) A total of 1,700,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. If all or any portion of the Shares otherwise subject to any award under the Plan are not delivered for any reason, including but not limited to, the cancellation, expiration, forfeiture or termination of any award, the settlement of any award in cash, the withholding of any portion of an award or of any Shares to fulfill the Company's tax withholding obligations when income is recognized by participants in the Plan with respect to an award or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan.

         (b) The maximum number of Shares as to which a key employee can receive stock options in any calendar year is 400,000. No person may be granted, in any period of two consecutive years, awards covering more than an aggregate of 750,000 Shares. No more than 1,000,000 Shares may be issued pursuant to awards other than stock options or stock appreciation rights. The maximum number of Shares that may be subject to incentive stock options is 1,700,000.

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         (c) In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company, any payment of an extraordinary dividend or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and awards granted under the Plan. Such adjustments may include: (i) adjustment in the number and kind of Shares reserved for issuance under the Plan; (ii) adjustment in the number and kind of Shares covered by outstanding awards; (iii) adjustment in the exercise price of outstanding stock options or stock appreciation rights, or the price of other awards under the Plan; (iv) adjustments to any of the Share limitations set forth above; and (v) any other changes that the Committee determines to be equitable under the circumstances.

         4. ELIGIBILITY. All key employees, consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason.

         5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of Section 422 of the Code), stock grants, stock units, restricted stock, restricted stock units, stock appreciation rights, performance shares and units and dividend equivalent rights, and shall establish the number of Shares subject to each such award and the terms thereof, subject to the following:

         (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

         (b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant.

         (c) The Committee may, in its discretion, provide that any award granted under the Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more business criteria, including but not limited to: operating income; return on equity; earnings or earnings per share; Share price; return on assets; return on investment; cash flow; net income; expense management; or revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee. With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the selected business criteria and targets for participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved


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and shall authorize the award of Shares or cash, as applicable, to the participant for whom the targets were established, in accordance with the terms of the applicable award agreements.

         (d) No option may be repriced by amendment, substitution or cancellation and regrant. Adjustments pursuant to Section 3(c) above shall not be considered repricing.

         6. AMENDMENT OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

         7. APPLICABLE LAW. The Plan shall be governed by the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and in the case of incentive stock options, Section 422 of the Internal Revenue Code.

         8. TERM OF PLAN. No awards shall be granted under the Plan on or after the 10th anniversary of the Plan's effective date.


                                               --------------------------------
                                                 John A. Dul
                                                 Secretary


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